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                                                                   EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Post-effective Amendment No. 1 to the Registration Statement on Form S-1 of Advanced Viral Research Corp. of our report dated January 26, 2000 (except for the fourth paragraph of Note 12, which is dated March 9, 2000) relating to the consolidated financial statements of Advanced Viral Research Corp. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 appearing in such Prospectus, which report contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of Advanced Viral Research Corp. to continue as a going concern. We also consent to the references to us under the heading "EXPERTS" in the Prospectus.

                                                  /s/ RACHLIN COHEN & HOLTZ LLP
                                                     --------------------------
                                                      RACHLIN COHEN & HOLTZ LLP

Miami, Florida
October 17, 2000